Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Ordinary Shares of Globa Terra Acquisition Corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of November 14, 2025.

Dated: November 14, 2025

WESTCHESTER CAPITAL MANAGEMENT, LLC

	By:	/s/ CaSaundra Wu
		Name:	CaSaundra Wu
		Title:	Chief Compliance Officer

WESTCHESTER CAPITAL PARTNERS, LLC

	By:	/s/ CaSaundra Wu
		Name:	CaSaundra Wu
		Title:	Chief Compliance Officer

VIRTUS INVESTMENT ADVISERS, LLC

	By:	/s/ Chetram Persaud
		Name:	Chetram Persaud
		Title:	Chief Compliance Officer

THE MERGER FUND

	By:	/s/ Daphne Chisolm
		Name:	Daphne Chisolm
		Title:	Vice President, Counsel and Assistant Secretary